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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

            We consent to the use in this Amendment No. 1 to Registration Statement No. 333-48225 of NBC Acquisition Corp. on Form S-4 of our reports dated May 22, 1998 and May 24, 1996, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated May 22, 1998 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Omaha, Nebraska

June 10, 1998